SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): June 21, 2004

Valeant Pharmaceuticals International

(Exact name of registrant as specified in its charter)

Delaware	1-11397	33-0628076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

(714) 545-0100
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Description
99.1	Press release dated June 21, 2004.

Item 9. Regulation FD Disclosure.

     On June 21, 2004, Valeant Pharmaceuticals International issued a press release announcing that it has called for the full redemption on July 21, 2004 of its outstanding 6 1/2 percent convertible subordinated notes (“notes”) due 2008. The aggregate principal amount of the notes outstanding on the date of this report is $236,599,000, all of which will be redeemed unless converted on or before July 20, 2004.

     The company will redeem all of the notes at a redemption price of 103.714 percent of the principal amount of the notes, plus interest on the notes for the period from July 15, 2004, to July 20, 2004, which interest will amount to $1.083 for each $1,000 of principal, for a total redemption price of $1,038.22 for each $1,000 principal amount of notes.

     Valeant will redeem the notes using a portion of the proceeds it received in private transactions in November and December of 2003, in which it issued and sold $240,000,000 of its 3% convertible subordinated notes due 2010, $240,000,000 of its 4% convertible subordinated notes due 2013, and $300,000,000 of its senior notes due 2011. Valeant has filed registration statements with the Securities and Exchange Commission with respect to the notes issued in 2003 which have not yet become effective.

     The information in this Current Report on Form 8-K, including the exhibit attached to this report, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2004	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Bary G. Bailey

Bary G. Bailey, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated June 21, 2004.